EXHIBIT 10.9A

February 4, 2008

Mr. James Ramsey

[ADDRESS]

Dear James:

We are pleased to extend to you an internal move within NetSuite, Inc. to the position of SVP World Wide Sales. Your acceptance of this letter will confirm the terms and conditions of your employment with NetSuite.

You will be employed as a SVP World Wide Sales on a full-time basis commencing on January 1, 2008. You will report to Dean Mansfield. Your salary will remain the same.

Your participation in NetSuite’s comprehensive employee benefit programs will continue unchanged. You agree that the employmenet benefit plans may change during your employment and that such changes will not impact upon the remaining provisions of this Agreement.

All other conditions and clauses remain in effect as per your signed offer dated September 29, 2003.

Congratulations on your new role James. I look forward to working with you in this position.

Sincerely,

Dean Mansfield

President World Wide Sales & Distribution

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I, James Ramsey, hereby accept the offer of employment as detailed above and agree to be bound by the terms and conditions of employment as outlined in the Agreement dated September 29, 2003.

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2/4/08
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